U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C. 20549
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]      Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12



                       COMPUTER OUTSOURCING SERVICES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            Board of Directors of Computer Outsourcing Services, Inc.
            ---------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)




Payment of Filing Fee (Check the appropriate box) :
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:________
    2)  Aggregate number of securities to which transaction applies:___________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_____________
    4)  Proposed maximum aggregate value of transaction:_______________________
    5)  Total fee paid:________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:________________________________________________
    2)  Form, Schedule or Registration Statement No.:__________________________
    3)  Filing Party:__________________________________________________________
    4)  Date Filed:____________________________________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 3, 1998
                           ------------------------

The Annual Meeting of Stockholders of Computer Outsourcing Services, Inc. will be held at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, at 9:00 AM on Wednesday, June 3, 1998, for the following purposes:

       1. To elect five Directors of the Company for a term of one year.

       2. To act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized common shares which may be issued to 10,000,000.

       3. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 1, 1998 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                           By Order of the Board of Directors,



                           /s/
                           Jeffrey Millman
                           Secretary


May 4, 1998

                      COMPUTER OUTSOURCING SERVICES, INC.
                              360 WEST 31ST STREET
                              NEW YORK, NY  10001
                                 (212) 564-3730
                      -----------------------------------

                                PROXY STATEMENT
       For the Annual Meeting of Stockholders to be held on June 3, 1998

                      -----------------------------------

                              General Information
                              -------------------

The enclosed Proxy is solicited on behalf of the Board of Directors of Computer Outsourcing Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, at 9:00 AM on Wednesday, June 3, 1998 (the "Meeting Date"), and at any adjournment thereof.

The authority granted by an executed Proxy may be revoked at any time before its exercise (a) by filing with the Secretary of the Company a written revocation, (b) by submitting a new duly-executed Proxy bearing a later date, or (c) by voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies. If no specifications are made in properly executed Proxies concerning Directors or the Proposal to amend the Company's Certificate of Incorporation (the "Certificate"), such Proxies will be voted FOR (1) electing the Directors nominated by the Board and (2) amending the Certificate as described in this Proxy Statement.

Only stockholders of record at the close of business on April 1, 1998 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 4,010,217 shares of Common Stock, $0.01 par value, each entitled to one vote. The
Company's Common Stock is its only class of voting stock outstanding. A majority in interest of the outstanding Common Stock, represented at the Meeting in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of this solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 4, 1998.

                                Share Ownership
                                ---------------

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1998 by (a) all current Directors of the Company, (b) the Chief Executive Officer and all those executive officers of the Company whose salary exceed $100,000 in the most recent fiscal year (together, the "Named Executives"), and (c) all directors and executive officers as a group. Beneficial ownership includes shares which the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

              BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
------------------------------------------------------------------------------
                                              Number of Shares     Percentage
Name and Address of Beneficial Owner          Beneficially Owned    of Class
--------------------------------------        ------------------   ----------
Zach Lonstein                                 (1)      1,654,421       39%

Robert B. Wallach                             (2)        203,166        5%

Howard Waltman                                (3)         64,750        2%

Jeffrey Millman                               (4)         12,000        *

John C. Platt                                 (5)          8,000        *

James D. Gerson                               (6)         51,000        1%
780 Third Avenue
New York, NY 10017

Anton P. Done                                 (7)        248,864        6%
2 Whitewood
Irvine, CA 92612

All Directors and Executive                   (8)      2,242,701       51%
 Officers as a group (7 persons)

                  *    Less than 1% of Class

        (1) Includes 175,000 shares of Common Stock issuable upon exercise of options held by Mr. Lonstein. Also, includes 310,000 shares pledged as a guarantee of the Company's obligations to the seller of MCC Corporation in June 1995 (See "Certain Transactions").

        (2) Includes 201,666 shares of Common Stock issuable upon exercise of options held by Mr. Wallach.

        (3) Includes 6,250 shares of Common Stock issuable upon exercise of options held by Mr. Waltman.

(4) Includes 7,000 shares of Common Stock issuable upon exercise of options held by Mr. Millman.

(5) Includes 8,000 shares of Common Stock issuable upon exercise of options held by Mr. Platt.

(6) Includes 17,500 shares of Common Stock issuable upon exercise of options held by Mr. Gerson.

(7) Includes 248,864 shares of Common Stock held by Mr. Donde as Trustee of the Anton and Detta Donde Trust dated November 21, 1988. Mr. Donde resigned as a Director on April 7, 1998.

(8) Includes 415,416 shares of Common Stock issuable upon exercise of options collectively held by all directors and executive officers of the Company.


                        Proposal I -Election of Directors
                        ---------------------------------

The Board of Directors has fixed the number of Directors at six for the coming year. The persons named in the table below have been nominated for election at the Meeting as Directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise directed, the persons named in the Proxy intend to vote for the election of these nominees. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors. The Company intends to fill the remaining vacancy on the Board of Directors during the current fiscal year.

Directors will be elected by a plurality of the votes properly cast at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

The name, principal occupation of, and certain information concerning each of the nominees for Director are set forth in the table below. Also set forth, following the table, is certain additional information regarding the nominees.


                                                                      Director
Name                   Positions with the Company             Age      Since
------------------------------------------------------------------------------
Zach Lonstein       Chairman of the Board of Directors        53       1984
                    and Chief Executive Officer

Robert B. Wallach   President, Chief Operating Officer,       58       1992
                    and a Director

Howard Waltman      Director                                  65       1997

Jeffrey Millman     Executive Vice President, Secretary       46       1992
                    and a Director

John C. Platt       Vice President, Treasurer, and            44       1996
                    a Director

Zach Lonstein has been the Company's Chairman of the Board and Chief Executive Officer since he organized the Company in 1984, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" - subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics and eventually became the basis for the Commercial On-Line division, which the Company purchased in 1984.

Robert B. Wallach was appointed President of the Company on May 1, 1996, and has been a Director of the Company since 1992. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services from 1970 to 1972 and Informatics from 1972 to 1982 and, from 1982 to 1985, as President of the Financial Information Services Group/Strategic Information division of Ziff Communications, which provided computer services to companies in the financial industry.

Howard Waltman is Chairman of Express Scripts, Inc. ("ESI"), a Company he formed in 1986 as a subsidiary of Sanus Corp., a national health maintenance organization of which he is also the founder and former Chairman. Sanus
Corp. was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus Corp. and taken public in June 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation. Mr. Waltman also serves on the Board of Directors of qmed, Inc., and several privately-held companies.

Jeffrey Millman has been Executive Vice President since 1988, Secretary and a Director since 1992, and has been with the Company since it was founded in 1984, previously holding positions of Vice President and Director of Systems and Programming with Informatics beginning in 1983. From 1979 to 1983,
Mr. Millman was Director of Theatrical Computer Systems for Columbia Pictures Industries, Inc.

John C. Platt has been an employee of the Company since it was founded 1984, and has been a Vice President of the Company since 1986, its Treasurer beginning in 1992, and a Director since 1996. Prior to 1984, Mr. Platt held various positions with Informatics and TCS.


Meetings and Committees of the Board of Directors
-------------------------------------------------

The Board of Directors held four meetings during the fiscal year ended October 31, 1997. The Company has standing Audit and Compensation Committees of the Board of Directors. The Company does not have a nominating committee. Each Director attended at least 75% of all meetings of the Board and all meetings of committees of the Board on which he served which were held during the last fiscal year, or for such shorter period during which the Director served.

Subsequent to the Annual Meeting held on May 5, 1997, the Audit Committee consisted of Messrs. Waltman, Gerson, and Lonstein. The Audit Committee can meet periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The Board of Directors, upon the Audit Committee's recommendation, approves the extent of non-audit services provided by the independent auditors, giving due consideration to the impact of those services on the auditors' independence. The Audit Committee did not meet during the fiscal year ended October 31, 1997, as all matters for that year were addressed by the full Board.

Subsequent to the Annual Meeting held on May 5, 1997, the Compensation Committee consisted of Messrs. Wallach, Gerson, and Waltman. The Compensation Committee's primary responsibilities are to recommend levels of executive compensation, to consider and recommend the establishment of various compensation plans for the Company, and to administer the Company's 1992 Stock Option and Stock Appreciation Rights Plan. The Compensation Committee did not meet during the fiscal year ended October 31, 1997, as all matters for that year were addressed by the full Board.

Compensation of Directors and Executive Officers
------------------------------------------------

The Summary Compensation Table below includes, for each of the fiscal years ended October 31, 1997, 1996, and 1995, individual compensation for services to the Company and its subsidiaries as paid to the Chief Executive Officer and the Named Executives.


                          SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------
                                                        Long-Term
                                                      Compensation
                               Annual Compensation      - Awards
                               -------------------    ------------
                                                      Securities    All Other
Name and Principal     Fiscal    Salary     Bonus     Underlying   Compensation
     Position           Year       ($)       ($)      Options (#)      ($)
--------------------   ------  ----------  -------    ------------ ------------
Zach Lonstein, Chief    1997    $240,666      -          25,000     $30,000 (a)
 Executive Officer      1996     230,023      -          25,000      30,000 (a)
 & Chairman of the      1995     250,000      -          25,000       8,333 (a)
 Board of Directors

Robert B. Wallach,      1997     200,000   $55,000      100,000        -
 President and Chief    1996     166,667    35,000         -           -
 Operating Officer      1995      62,500      -         150,000        -

Jeffrey Millman,        1997     124,628      -            -           -
 Executive Vice         1996     106,923      -            -           -
 President & Secretary  1995     115,000      -            -           -

Anton P. Donde, Vice    1997     125,000      -            -           -
 President of the       1996     125,000      -            -           -
 Company (b)            1995     125,000      -            -           -


(a) Fee relating to Mr. Lonstein's guarantee of the Company's obligations relating to the purchase of MCC Corporation. (See "Certain
      Transactions")

(b) Mr. Donde was a Company vice president through March 2, 1998, and a Director through April 7, 1988.

Option/SAR Grants in the Last Fiscal Year
-----------------------------------------

The following table sets forth, for the Chief Executive Officer and the Named Executives, all grants of stock options made during the fiscal year ended October 31, 1997. Executives not listed did not receive grants of stock options during the fiscal year. The Company did not award any stock appreciation rights or reprice any stock options during fiscal 1997.

                      OPTION GRANTS IN THE LAST FISCAL YEAR
-------------------------------------------------------------------------------
                      Number of     % of Total
                      Securities      Options
                      Underlying    Granted to      Exercise
                       Options      Employees in      Price       Expiration
Name                   Granted      Fiscal Year     ($/share)        Date
----------------      ----------    ------------    ---------    ------------
Zach Lonstein           25,000 (1)       15%          $3.781     Dec 31, 2001
Robert Wallach          50,000 (2)       30%          $5.250     Aug 5, 2007
Robert Wallach          50,000 (3)       30%          $3.250     Jun 1, 2005

(1) Become exercisable as to 5,000 shares in each of five years beginning January 1, 1997.
(2) Become exercisable as to 16,666 shares in each of three years beginning August 5, 1997.
(3) Become exercisable as to 20,000 shares on December 17, 1996 and become exercisable as to 15,000 shares in each of two years beginning
     December 17, 1997.

Aggregated Option Exercises and Fiscal Year-End Option Values
-------------------------------------------------------------

The following table contains information concerning the unexercised stock options held by the Chief Executive Officer and the Named Executives as of October 31, 1997. No stock appreciation rights have been granted by the Company.

              AGGREGATED OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                      Securities Received from          Number of Securities Under-         Value of Unexercised
                   Exercise of Options during the      lying Unexercised Options at       In-the-Money Options at
                     Year ended October 31, 1997           October 31, 1997 (#)           October 31, 1997 ($) (2)
                   ------------------------------      ----------------------------      --------------------------
                                     Net Value
                      Number of       Received                            Un-                               Un-
Name                   Shares          ($)(1)            Exercisable  exercisable          Exercisable  exercisable
----------------      ---------      ---------           -----------  -------------        -----------  -----------
Zach Lonstein             -             -                  155,000        45,000           $1,133,510    $ 217,315
Robert Wallach            -             -                  201,666        48,334            1,138,952      214,298
Jeffrey Millman          2,052        $7,962                 7,448         3,000               23,744       17,784


(1) The amount shown represents the aggregate excess of the market value of the shares of common stock as of the date of the exercise over the exercise price paid.

(2) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying options at October 31, 1997 over the exercise price of those options.

Compensation of Directors
-------------------------

During fiscal year 1997, each of the members of the Board of Directors who were not full-time employees of the Company were granted non-qualified options to purchase 1,250 shares of the Company's Common Stock for each meeting attended.

Agreements with Certain Executive Officers
------------------------------------------

In 1992, Mr. Lonstein entered into an employment agreement with the Company. This agreement was renewed on January 1, 1995 for a term of five years, will be subject to further renewal annually beginning January 1, 2000, and provides for a base annual salary of $250,000 and an annual bonus equal to 5% of the amount by which the Company's yearly pretax net income (as defined therein) exceeds 150% of the pretax net income for the fiscal year ended October 31, 1992. Additionally, beginning on January 1, 1995, and on each of the four succeeding anniversaries thereof, the Company agreed to grant an option to Mr. Lonstein to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to 110% of the market value of the stock on that date, in accordance with the 1992 Stock Option and Stock Appreciation Rights Plan.
As of April 1, 1998, four such grants have been made. In addition, the agreement requires that the Company provide Mr. Lonstein a current model automobile, pay for all repairs, maintenance, and business related expenses thereon, and to also purchase a health club membership for Mr. Lonstein and pay related expenses. The Company is the beneficiary of a $1,000,000 "key-man" life insurance policy which it maintains on Mr. Lonstein. During fiscal 1996 and 1997, Mr. Lonstein voluntarily elected to reduce his annual compensation below the amount called for in his employment agreement.

In 1994, the Company and Mr. Donde entered into a five-year employment agreement which provides for an annual base salary of $125,000 and the use, at the Company's expense, of a current model automobile. As of March 2, 1998, Mr. Donde's employment agreement terminated.

Certain Transactions
--------------------

As of October 31, 1997, Mr. Lonstein was indebted to the Company in the amount of $81,443. This indebtedness is payable on demand and bears interest at the prime rate plus 1% per annum.

In connection with the Company's acquisition of MCC Corporation ("MCC") as of June 1, 1995, the Company gave the sellers a note for $840,645 (the "Purchase Note"), to be repaid at stated times with interest over two years, and a second note for $753,544, which was repaid in equal monthly amounts over one year without interest. As collateral for the notes, Mr. Lonstein pledged and placed in escrow 310,000 shares of the Company's Common Stock owned by him.
As compensation for providing this collateral, Mr. Lonstein was granted a per annum fee of 5% of the value of such shares ($1,000,000 on the date of the purchase) for such period as the guarantee is in effect. The guarantee fee is being paid to Mr. Lonstein in the form of a monthly reduction in his indebtedness to the Company. In April 1996, the payment dates of the Purchase Note were extended by the seller of MCC through 1999. Effective for fiscal year 1996 and subsequent fiscal years, Mr. Lonstein and the Company agreed to reduce the annual guarantee fee to 3%, payable in the same manner as above.

In connection with a line of credit from a former Director, Mr. Lonstein had personally guaranteed the repayment by the Company of a note in the amount of $150,000. This note was repaid on the due date of October 1, 1997.

In connection with the acquisition by the Company of Daton Pay USA, Inc. ("Daton") in June 1994, the Anton and Detta Donde Trust ("the Trust"), of which Mr. Donde is trustee, received 264,084 shares of the Company's Common Stock. Also, the Company repaid a $670,000 loan owed by Daton to Mr. Donde. In addition, Mr. Donde had the opportunity to earn contingent payments based on the earnings of the Pay USA Division (as defined) for a five-year period. As of October 31, 1997, no contingent payments had been earned. On
December 19, 1997, the Company sold the Pay USA Division.

Also as a result of the acquisition of Daton, the Trust has the right to receive a payment equal to 1% of any consideration paid by the Company to purchase any company not engaged in providing payroll services. Such payment is to be made in shares the Company's Common Stock at a value of $5.00 per share. Pursuant to this provision, and in connection with the acquisition by the Company of MCC Corporation in June 1995, the Company issued 2,052 shares of Common Stock to the Trust.

The Company has guaranteed that the market value of the shares issued to Mr. Donde, the Trust, or the other sellers of Daton will be no less than $5.00 per share on July 31, 2000.

                  Proposal II - Approval of Amendment to the
                Company's Restated Certificate of Incorporation
          to Increase the Number of Authorized Shares of Common Stock
          -----------------------------------------------------------
BACKGROUND

The Company has historically grown through business acquisitions and/or other investments. Management of the Company believes that this diversification strategy will provide the potential for future growth and profit.

THE PROPOSAL

The Restated Certificate of Incorporation of the Company currently authorizes the issuance of a total of 7,000,000 shares of Common Stock. The Restated Certificate of Incorporation also permits the issuance of a total of 1,000,000 shares of Preferred Stock, in one or more series, subject to the discretion of the Company's Board of Directors. On April 1, 1998, the record date, 4,010,217 shares of Common Stock were issued and outstanding and 1,278,596 shares of Common Stock were reserved for issuance under stock options and warrants granted or available for grant under the Stock Option Plan leaving 1,711,187 authorized shares of Common Stock available for future issuance.

The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board the necessary flexibility to issue Common Stock in the future in connection with possible acquisitions, financings and other transactions which management believes would provide the potential for growth and profit. In order to accomplish these objectives, the Company is seeking to amend the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 7,000,000 to 10,000,000.

DESCRIPTION AND TEXT OF PROPOSED AMENDMENT

On February 11, 1998 the Board of Directors unanimously adopted a resolution proposing and declaring the advisability of an amendment to Section 4 of the Certificate which would effect an increase in the number of authorized shares of Common Stock from 7,000,000 to 10,000,000. To become effective, the amendment must also be adopted by the stockholders of the Company. The resolution amending Section 4 of the Company's Restated Certificate to increase the number of authorized shares of the Company's Common Stock is set forth below.

     Resolved:
              That subject to the approval of the shareholders of the Company, the Company's Restated Certificate of Incorporation is hereby amended in the following respect:

                 Article 4.1 in its entirety is hereby amended to read as follows:

                    "Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000, consisting of 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and 10,000,000 shares of common stock, par value $0.01 per share ("common Stock)."

REASONS FOR PROPOSED AMENDMENT

The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would permit the Board to pursue its acquisition strategy and other plans on an on-going basis, and would give the Board the necessary flexibility to issue Common Stock in connection with possible future acquisitions, investments and transactions which management believes would provide the potential for growth and profit. Additional authorized shares could also be used to raise cash through sales of stock to public and private investors. However, no definitive arrangements have been entered into in connection with any future acquisitions, investments or other transactions involving the issuance by the Company of shares of its Common Stock. Notwithstanding the foregoing, with the limited number of shares currently available, it would be impractical for the Company to evaluate or seek to consummate business acquisitions or other transactions which, if they could be accomplished, might enhance stockholder value. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which are incurred in holding special stockholders' meetings in the future. The Company has no current plans for the use of the additional shares which would be authorized by this amendment.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

The issuance of additional shares of Common Stock by the Company may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The amendment to the Restated Certificate of Incorporation, if approved, could strengthen the position of management and might make the removal of management more difficult, even if removal would be generally beneficial to the Company's stockholders. The authorization to issue the additional shares of Common Stock would provide management with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to management.

The proposed amendment to the Restated Certificate of Incorporation is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

The submission of the proposed amendment to the Restated Certificate of Incorporation is not a part of any plan by the Company's management to adopt a series of amendments to the Company's Restated Certificate of Incorporation or Bylaws (the "Bylaws") so as to render the takeover of the Company more difficult. Management is not aware of the existence of any provisions in the Restated Certificate of Incorporation or Bylaws having an anti-takeover effect. Those documents do not contain any provisions which would impose any burden in excess of requirements imposed by New York law upon potential tender offerors or others seeking a takeover of the Company.

VOTE REQUIRED

As discussed above, to become effective the amendment must be adopted by the Board of Directors and the stockholders. The Board already has adopted the amendment. Under New York law and the Company's Restated Certificate of Incorporation, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will be treated as votes cast against Proposal II.

     THE OFFICERS AND DIRECTORS OF THE COMPANY WILL VOTE THE SHARES OF COMMON STOCK BENEFICIALLY OWNED OR CONTROLLED BY THEM (REPRESENTING APPROXIMATELY 39% OF THE SHARES OF COMMON STOCK ISSUED AND OUTSTANDING) IN FAVOR OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.


                       Securities Exchange Act Reporting
                       ---------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Executive Officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company or representations of the Company's Directors and Executive Officers that no additional reports were required, the Company believes that during the fiscal year ended October 31, 1997 the Executive Officers, Directors, and other persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements.


                  Information Concerning Independent Auditors
                  -------------------------------------------

A representative of Deloitte & Touche, LLP is expected to be present at the Meeting, will have the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

                Stockholder Proposals for the Next Annual Meeting
                -------------------------------------------------

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy materials for the 1999 Annual Meeting, it must be received by the Company at 360 West 31st Street, New York, NY 10001, Attention: Secretary, no later than January 5, 1999.

                                Other Business
                                --------------

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or at any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to any such matters.

The Board of Directors of the Company would appreciate the prompt return of the enclosed Proxy, signed and dated.

                                 Annual Report
                                 -------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO COMPUTER OUTSOURCING SERVICES, INC., ATTN: INVESTOR RELATIONS, 360 WEST 31ST STREET, NEW YORK, NEW YORK 10001.

                                  APPENDIX A

                                 FORM OF PROXY
                                 -------------

                     COMPUTER  OUTSOURCING  SERVICES,  INC.
                    Proxy for Annual Meeting on June 3, 1998
          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Zach Lonstein and Jeffrey Millman proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Computer Outsourcing Services, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Wednesday, June 3, 1998 at 9:00 AM, local time, and at any adjournments thereof, as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

                                          Dated:________________________, 1998

                                          Signature:__________________________

                                          Signature:__________________________

                                          Please sign exactly as your name or
                                          names appear above.  For joint
                                          accounts, both owners should sign.
                                          When signing as executor,
                                          administrator, attorney, trustee,
                                          or guardian, etc., please give
                                          your full title.

-------------------------------------------------------------------------------
         A vote FOR items 1 and 2 is recommended by the Baord of Directors

1.  ELECTION OF DIRECTORS:            [ ] FOR all nominees listed below
                                          (except as marked to the contrary)
                                      [ ] WITHHOLD AUTHORITY to vote for all
                                          nominees
                            Zach Lonstein, Jeffrey Millman, Robert B. Wallach, Howard Waltman, John C. Platt

    INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space.

    ___________________________________________________________________________

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WHICH MAY BE ISSUED FROM 7,000,000 TO 10,000,000.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

       IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.